UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Capstone Energy+, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Capstone Green Energy Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CEPL	The Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, Capstone Energy+, Inc. (the “Company”) received notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s application to list its common stock on the Nasdaq Global Market has been approved. The Company’s common stock, which had previously been quoted on the OTC Markets under the symbol “CGEH,” is expected to begin trading on the Nasdaq Global Market under the ticker symbol “CEPL” on July 8, 2026 (the “Listing Date”), subject to the Company’s compliance with all applicable listing requirements prior to the Listing Date.

On July 7, 2026, the Company issued a press release announcing the Company’s listing on the Nasdaq Global Market. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
99.1	Press Release dated July 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capstone Energy+, Inc.

Date: July 7, 2026	By:	/s/ John P. Miller
John P. Miller
Interim Chief Financial Officer